UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2016

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operation and Financial Condition.

On April 22, 2016, HMN Financial, Inc. (the “Company”) issued a press release (the “Press Release”) that included financial information for its quarter ended March 31, 2016. A copy of the Press Release is attached as Exhibit 99 to this Form 8-K and incorporated by reference into this Item 2.02. The information included in the Press Release is to be considered furnished under the Securities Exchange Act of 1934, as amended.

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of HMN Financial, Inc. (the “Company”) was held on April 26, 2016 at 10:00 a.m. (the “Annual Meeting”). On March 3, 2016, the record date for the Annual Meeting, there were 4,486,299 shares of common stock issued and outstanding. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

1.

The stockholders elected three directors, to serve until the conclusion of the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified. The votes regarding this proposal were as follows:

Terms expiring in 2019:	For	Against	Abstain	Broker Non-Votes
Michal A. Bue	2,830,942.617	67,357.771	3,334.000	986,319.000
Wendy A. Shannon	2,754,932.022	143,640.576	3,061.790	986,319.000
Hans K. Zietlow	2,846,281.102	54,816.286	537.000	986,319.000

2.

The stockholders approved the advisory (non-binding) vote to approve the compensation of the Company’s executives as disclosed in the proxy statement. The votes regarding this proposal were as follows:

Votes for the proposal	2,625,746.356
Votes against the proposal	222,280.617
Votes abstaining	53,607.415
Broker Non-Votes	986,319.000

3.	The stockholders ratified the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2016. The votes regarding this proposal were as follows:

Votes for the proposal	3,859,351.825
Votes against the proposal	28,107.182
Votes abstaining	494.381

Item 9.01.        Financial Statements and Exhibits

          (d) Exhibits

          Exhibit Number     Description
                  99                    Press Release dated April 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: April 27, 2016	/s/ Jon Eberle

Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

Index to Exhibits

Exhibit No.                         Description

Exhibit 99                           Press Release dated April 22, 2016

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